SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                        CADMUS COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
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            .......................................
     (3)    Filing Party:
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     (4)    Date Filed:
            .........................................

                                 [CADMUS LOGO]

         Dear Shareholder:

               You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Cadmus Communications Corporation. The meeting will be held on November 12, 1997, at 11:00 a.m., local time in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia.

               The primary business of the meeting will be the election of directors, approval of the 1997 Non-Employee Director Stock Compensation Plan and the ratification of independent public accountants, as more fully explained in the enclosed proxy statement.

               During the meeting, we also will report to you on the condition and performance of Cadmus and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters of interest to all shareholders.

               We hope to see you on November 12, 1997. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Cadmus.

                                            Cordially,

                                            /s/ STEVE GILLISPIE
                                            ------------------------------
                                            C. Stephenson Gillispie, Jr.
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

         October 2, 1997

                       CADMUS COMMUNICATIONS CORPORATION
          6620 West Broad Street, Suite 240, Richmond, Virginia 23230

                                 [CADMUS LOGO]

    ------------------------------------------------------------------------
                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
    ------------------------------------------------------------------------

                          TO BE HELD NOVEMBER 12, 1997

     The 1997 Annual Meeting of Shareholders of Cadmus Communications Corporation will be held on November 12, 1997, at 11:00 a.m., in the Auditorium of the Crestar Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

     1. To elect four Class II directors to serve until the 2000 Annual Meeting of Shareholders and one Class I director to serve until the 1999 Annual Meeting of Shareholders.

     2. To approve the 1997 Non-Employee Director Stock Compensation Plan.

     3. To ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 19, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ BRUCE V. THOMAS
                                          ------------------------------------
                                          Bruce V. Thomas
                                          Senior Vice President and
                                          Chief Financial Officer

October 2, 1997

Please complete and return the enclosed proxy. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                       CADMUS COMMUNICATIONS CORPORATION
          6620 West Broad Street, Suite 240, Richmond, Virginia 23230

      -------------------------------------------------------------------
                                PROXY STATEMENT
      -------------------------------------------------------------------

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on November 12, 1997

General

     The enclosed proxy is solicited by the Board of Directors of Cadmus Communications Corporation ("Cadmus" or the "Company") for the 1997 Annual Meeting of Shareholders ("Annual Meeting") of Cadmus to be held November 12, 1997, at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders and for the following purposes: (i) to elect four Class II directors to serve until the 2000 Annual Meeting of Shareholders and one Class I director to serve until the 1999 Annual Meeting of Shareholders (see "Election of Directors" pages 5-10); (ii) to approve the 1997 Non-Employee Director Stock Compensation Plan (see "Approval of 1997 Non-Employee Director Stock Compensation Plan" pages 21-23); (iii) to ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year (see "Ratification of the Selection of Independent Public Accountants" page 23); and
(iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the enclosed proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. A participant in the Cadmus Thrift Savings Plans with shares of Cadmus common stock allocated to his or her account will receive a separate proxy card representing the number of full shares allocated to his or her account as of the record date for the Annual Meeting.

     Cadmus will pay all costs for this proxy solicitation. Proxies are being solicited by mail and may also be solicited personally, by telephone or telegraph, by directors, officers, and employees of Cadmus. Cadmus may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the stock. All shares of the common stock of Cadmus ("Common Stock") represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Shareholders may revoke proxies at any time prior to their exercise by written notice to Cadmus, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

     The approximate mailing date of this proxy statement and the accompanying proxy is October 2, 1997.

Voting Rights

     Only those shareholders of record at the close of business on September 19, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of Common Stock outstanding and entitled to vote as of the record date was 7,831,906. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

     With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The approval of the Non-Employee Director Stock Compensation Plan and ratification of Arthur Andersen LLP as independent public accountants require the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of July 31, 1997 (except as noted below), the number and percentage of shares of Common Stock held by persons known by Cadmus to own more than 5% of the Company's Common Stock, each of the Cadmus directors and nominees for director, the executive officers named in the "Summary Compensation Table," and all directors and executive officers as a group. As of this date, no statements were on file with the Securities and Exchange Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934 indicating that any other person owns more than five percent of the issued and outstanding shares of Common Stock.

                                 Amount and Nature of          Percent of
Name and Address                 Beneficial Ownership      Common Stock Issued
of Beneficial Owner               of Common Stock (1)        and Outstanding
-----------------------------    ---------------------     -------------------
Brinson Partners, Inc.                  705,000                      9.0%
Chicago, Illinois

Frank Daniels, III                       25,000(2)                   *
Charlotte, North Carolina

C. Stephenson Gillispie, Jr.            138,849(3)                   1.7%
Richmond, Virginia

G. Waddy Garrett                            600                      *
Richmond, Virginia

Price H. Gwynn, III                      15,466(4)                   *
Charlotte, North Carolina

Steven R. Isaac                           2,600(5)                   *
Richmond, Virginia

                                 Amount and Nature of          Percent of
Name and Address                 Beneficial Ownership      Common Stock Issued
of Beneficial Owner               of Common Stock (1)        and Outstanding
-----------------------------    ---------------------     -------------------
Jeanne M. Liedtka                         2,000(6)                  *
Charlottesville, Virginia

Gregory Moyer                            21,250(7)                  *
Richmond, Virginia

John D. Munford, II                      50,003                     *
Virginia Beach, Virginia

John C. Purnell, Jr.                      9,182(8)                  *
Richmond, Virginia

Jerry I. Reitman                            500                     *
Chicago, Illinois

Russell M. Robinson, II                  19,272                     *
Charlotte, North Carolina

John W. Rosenblum                         6,000                     *
Charlottesville, Virginia

Wallace Stettinius                      219,020(9)                  2.7%
Richmond, Virginia

Bruce V. Thomas                          23,948(10)                 *
Richmond, Virginia

Bruce A. Walker                           5,800                     *
Seattle, Washington

David G. Wilson, Jr.                    106,380(11)                 1.3%
Richmond, Virginia

All Directors and
Executive Officers as a
Group (19 persons)                      774,897(12)                 9.5%

---------------

  * Indicates that percent of class does not exceed one percent.

 (1) The information reflected above with respect to the ownership of Brinson Partners, Inc., was contained in a report showing institutional holders as of June 30, 1997 furnished to Cadmus by Georgeson & Company. Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each nominee, director, or executive officer has sole voting and investment power with respect to the shares shown. Except as otherwise noted, beneficial ownership for each non-employee director includes 4,000 shares as to which each such director holds presently exercisable options under the 1992 Non-Employee Director Stock Compensation Plan. Mr. Reitman's ownership is as of August 15, 1997.

 (2) Mr. Daniels holds 2,000 of his shares in the form of presently exercisable options.

 (3) Includes 107,000 shares as to which Mr. Gillispie holds presently exercisable options; 986 shares held in his father's estate of which he is executor; 10 shares held as custodian; and 592 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plans.

 (4) Mr. Gwynn holds 3,000 of his shares in the form of presently exercisable options.

 (5) Includes 500 shares held by Mr. Isaac's children and 350 shares held by Mr. Isaac's wife, as to all of which shares Mr. Isaac disclaims beneficial ownership.

 (6) Ms. Liedtka holds all of her shares in the form of presently exercisable options.

 (7) Includes 20,000 shares as to which Mr. Moyer holds presently exercisable options and 250 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plans.

 (8) Includes 150 shares held by Mr. Purnell's wife, as to all of which shares Mr. Purnell disclaims beneficial ownership.

 (9) Includes 181,106 shares held in an agency account by NationsBank, N.A., as to all of which shares Mr. Stettinius is the beneficial owner; 2,222 shares, also held in an agency account by NationsBank, N.A., for Mr. Stettinius' wife, as to which shares Mr. Stettinius disclaims beneficial ownership; 35,000 shares as to which Mr. Stettinius holds presently exercisable options; and 692 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plans.

(10) Includes 20,000 shares as to which Mr. Thomas holds presently exercisable options and 2,021 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plans.

(11) Includes 42,242 shares held as of July 31, 1997 in the estate of Mr. Wilson's father, of which Mr. Wilson is executor and sole beneficiary; 30,500 shares as to which Mr. Wilson holds presently exercisable options and 516 shares held for his account in the Cadmus account under the Thrift Savings Plans.

(12) In addition to the executive officers named in the Summary Compensation Table, the beneficial ownership shown for executive officers of Cadmus reflects shares beneficially owned by John H. Phillips, Vice President, Procurement and Operations Finance, David E. Bosher, Vice President and Treasurer and Edward B. Fernstrom, Vice President, Information Technology.

Election of Directors

     The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. Frank Daniels, III, C. Stephenson Gillispie, Jr., Bruce A. Walker and G. Waddy Garrett currently serve as Class II directors and Jerry I. Reitman currently serves as a Class I director. Messrs. Garrett and Reitman were elected by the Board of Directors to serve as Class II and Class I directors, respectively, until the Annual Meeting. Messrs. Daniels, Gillispie, Walker and Garrett will be nominated to serve as Class II directors for terms of three years expiring at the 2000 Annual Meeting of Shareholders and Mr. Reitman will be nominated to serve as a Class I director for a term of two years expiring at the 1999 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of Cadmus may designate. In the alternative, the Board may reduce the size of the affected Class to the number of remaining nominees, if any, for whom the proxies will be voted.

     Certain information concerning the five nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class III and Class I directors, who will continue in office after the Annual Meeting until the 1998 and 1999 Annual Meeting of Shareholders, respectively.

                            NOMINEES FOR ELECTION AS
                               CLASS II DIRECTORS
                      (To Serve Until 2000 Annual Meeting)

                                             Principal Occupation During
                      Director            Past Five Years and Directorships
Name and (Age)        Since(1)                in Other Public Companies
------------------    ---------  ---------------------------------------------------
                        1994     Chairman and Chief Executive Officer of KOZ, Inc.,
                                   a Raleigh-based provider of Web-based data.
                                   Formerly, Publisher, Nando.net and Vice
                                   President, Editor and Director of Operations of
                                   The News and Observer Publishing Company.
Frank Daniels, III (41)
------------------------------------------------------------------------------------
                        1991     Chairman of the Board, President and Chief
                                   Executive Officer, Cadmus. Formerly, Chief
                                   Operating Officer, Cadmus, and President and
                                   Chief Executive Officer, The William Byrd Press,
                                   Incorporated. Director, Signet Banking
                                   Corporation.
C. Stephenson Gillispie, Jr.
(55)
------------------------------------------------------------------------------------

                                             Principal Occupation During
                      Director            Past Five Years and Directorships
Name and (Age)        Since(1)                in Other Public Companies
------------------    ---------  ---------------------------------------------------
                        1977     President, Valco Graphics, Inc., a Seattle
                                   publication and tabloid printing firm. Formerly,
                                   Marketing Representative, Pacific Northwest,
                                   Anderson Lithograph Company, Los Angeles,
                                   California.
Bruce A. Walker (63)
------------------------------------------------------------------------------------

                        1997     Chairman and Chief Executive Officer of Alliance
                                   Agronomics, Inc., a Mechanicsville, Virginia
                                   fertilizer production and distribution concern.
                                   Director, Ag-Chem Equipment Co., Inc., Reeds
                                   Jewelers, Inc., County Bank of Chesterfield, Inc.
                                   and a number of private companies.
G. Waddy Garrett (56)
------------------------------------------------------------------------------------

                            NOMINEE FOR ELECTION AS
                                CLASS I DIRECTOR
                      (To Serve Until 1999 Annual Meeting)

                        1997     Vice-Chairman of International Data Response
                                   Corporation and Executive Director of Chicago
                                   Direct Marketing Educational Foundation.
                                   Formerly, Executive Vice President and Executive
                                   Director of Integrated Communications of the Leo
                                   Burnett Company, a Chicago- based international
                                   advertising agency. Director of a number of
                                   private companies and charitable organizations.
Jerry I. Reitman (59)
------------------------------------------------------------------------------------

                              CLASS III DIRECTORS
                      (Serving Until 1998 Annual Meeting)

                                             Principal Occupation During
                      Director            Past Five Years and Directorships
Name and (Age)        Since(1)                in Other Public Companies
------------------    ---------  ---------------------------------------------------
                        1984     Chairman, Presbyterian Publishing Corporation,
                                   Louisville, Kentucky. Formerly Vice President,
                                   Lance, Inc., Charlotte, North Carolina.
Price H. Gwynn, III (74)
------------------------------------------------------------------------------------
                        1979     Executive Director, Friends Association for
                                   Children, Richmond, Virginia, a non-profit child
                                   welfare organization.
John C. Purnell, Jr. (56)
------------------------------------------------------------------------------------
                        1984     Attorney-at-law, President, Director and
                                   shareholder of Robinson, Bradshaw & Hinson, P.A.,
                                   Charlotte, North Carolina. Director, Caraustar
                                   Industries, Inc. and Duke Power Corporation.
Russell M. Robinson, II (65)
------------------------------------------------------------------------------------

                        1988     Dean, The Jepson School of Leadership Studies,
                                   University of Richmond, Richmond, Virginia.
                                   Formerly, Tayloe Murphy Professor and Dean, the
                                   Darden Graduate School of Business Adminis-
                                   tration, University of Virginia. Director,
                                   Chesapeake Corporation, Comdial Corporation, Cone
                                   Mills Corporation, and T. Rowe Price Associates.
John W. Rosenblum (53)
------------------------------------------------------------------------------------

                               CLASS I DIRECTORS
                      (Serving Until 1999 Annual Meeting)

                                             Principal Occupation During
                      Director            Past Five Years and Directorships
Name and (Age)        Since(1)                in Other Public Companies
------------------    ---------  ---------------------------------------------------
                        1995     Associate Professor at the Darden Graduate School
                                   of Business Administration, University of
                                   Virginia. Formerly, Associate Professor at
                                   Rutgers University and Simmons College.
Jeanne M. Liedtka (42)
------------------------------------------------------------------------------------
                        1965     Retired. Formerly, Vice Chairman, Executive Vice
                                   President, Union Camp Corporation, Franklin,
                                   Virginia. Director, Pulaski Furniture
                                   Corporation, Universal Corporation and Caraustar
                                   Industries, Inc.
John D. Munford, II (69)
------------------------------------------------------------------------------------
                        1967     Senior Executive Fellow at the School of Business,
                                   Virginia Commonwealth University, Richmond,
                                   Virginia. Formerly, Chairman of the Board,
                                   President and Chief Executive Officer, Cadmus.
                                   Director, American Filtrona Corporation and
                                   Chesapeake Corporation.
Wallace Stettinius (64)
------------------------------------------------------------------------------------

     (1) All service by Cadmus directors prior to June 30, 1984, refers to service as directors of Cadmus' subsidiaries, The William Byrd Press, Incorporated or Washburn Graphics, Inc.

Cadmus Board and Committee Meetings and Attendance

     The Board of Directors of Cadmus held four meetings during the fiscal year ended June 30, 1997. All directors attended at least 75% of all meetings of the Board and committees on which they served, except Mr. Daniels and Ms. Liedtka who each attended 67% of such meetings.

     The Board has five standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Executive Compensation and Organization Committee and the Benefits and Investment Committee.

     The Executive Committee has a wide range of powers, but its primary duty is to act, if necessary, between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of Cadmus except as otherwise limited by Virginia law. The Executive Committee met three times during the fiscal year ended June 30, 1997. Members of the Committee are Messrs. Daniels, Gillispie (Chairman), Gwynn, Munford, Robinson and Stettinius.

     The Nominating Committee selects and recommends to the Board a slate of nominees to be voted on for election as directors at each annual meeting, and makes recommendations concerning committee membership, appointment of officers and nominees to fill vacancies occurring on the Board. The Nominating Committee was first constituted in August, 1997 and therefore did not meet at all during the fiscal year ended June 30, 1997. Members of the Committee are Messrs. Daniels, Reitman (Chairman), Robinson, Rosenblum and Stettinius.

     The function of the Audit Committee is to recommend the appointment of a firm of independent public accountants to audit the Company's consolidated financial statements, to review and approve the scope, purpose and type of audit services to be performed internally and by the external auditors, to review the activities and findings of all the external auditors and employees conducting internal audits, to determine the effectiveness of the audit function and to render regular reports to the Board on its activities and findings. The Audit Committee met four times during the fiscal year ended June 30, 1997. Members of the Committee are Messrs. Garrett, Munford, Purnell, Rosenblum (Chairman) and Stettinius.

     The primary function of the Executive Compensation and Organization Committee (the "ECOC") is to review and approve the design and administration of salary, benefits and incentive plans for senior management. This Committee also evaluates the Company's organizational structure and the development, goals and performance of senior management. The ECOC met four times during the fiscal year ended June 30, 1997. Members of the ECOC are Messrs. Garrett (Chairman), Gwynn, Munford, and Walker and Ms. Liedtka.

     The primary function of the Benefits and Investment Committee is to review the operation of employee benefit plans and programs and to evaluate the performance of Plan administrators, trustees and investment managers. The Benefits and Investment Committee met four times during the fiscal year ended June 30, 1997. Members of the Committee are Messrs. Daniels, Gwynn, Purnell (Chairman), Reitman and Walker.

Compensation Committee Interlocks and Insider Participation

     Members of the ECOC are Messrs. Garrett (Chairman), Gwynn, Munford and Walker and Ms. Liedtka. No member of the ECOC is or has been an employee of Cadmus. Furthermore, none of Cadmus' executive officers has served on the board of directors of any company of which an ECOC member is an employee except for John H. Phillips, Vice President, Procurement and Operations Finance of Cadmus, who serves as a director of Valco Graphics, Inc., a privately-held Seattle publication and tabloid printing firm, of which Bruce A. Walker, an ECOC member, is President.

     Russell M. Robinson, II, a Class III director, served as Chairman of the ECOC until August 12, 1997. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is President, a Director and a shareholder, was retained to perform legal services for Cadmus during fiscal year 1997. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 1998.

Directors' Compensation

     Cash Compensation. Each director of Cadmus who is not also an executive officer of Cadmus receives: (a) an annual retainer of $10,000; (b) $1,000 for attendance at each Board meeting; (c) $750 for attendance at each committee meeting; and (d) $300 for each conference call Board meeting in which he participates. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees each receive an additional $2,000 annually. Each director also is reimbursed for usual and ordinary expenses of meeting attendance. A director who also is an employee of Cadmus or its subsidiaries receives no additional compensation for serving as a director.

     In May, 1997, the Board created the position of lead outside director and appointed Russell M. Robinson, II, to serve in this position. The general duties of the lead outside director include serving as liaison between the non-management members of the Board and the Chief Executive Officer and assisting the Chairman of the Board in the performance of certain of his duties. The lead outside director receives an additional annual retainer of $15,000 for such services.

     Cadmus has in effect a plan under which directors may elect to defer their annual retainers and attendance fees generally until after the termination of their service on the Board.

     Non-Employee Director Stock Compensation Plan. Under the 1992 Non-Employee Director Stock Compensation Plan (the "Plan"), a portion of the anticipated future increases in the annual retainer are paid in stock options. Each Director who is not an employee of Cadmus or its subsidiaries receives an option grant covering 1,000 shares of Common Stock on August 15 of each year during the term of the Plan, with the fifth and final grant made under the Plan on August 15, 1997, at a per share exercise price of $16.14065. The options granted under the Plan are not exercisable for six months from the date of grant except in the case of death or disability. Options that are not exercisable at the time a director's services on the Board terminate for any reason other than death, disability or retirement in accordance with Cadmus' policy will be forfeited. In order to continue this form of stock compensation after the expiration of the 1992 Plan, the Board has approved the 1997 Non-Employee Director Stock Compensation Plan, subject to shareholder approval. See "Approval of 1997 Non-Employee Director Stock Compensation Plan" on pages 21-23.

Certain Relationships and Other Transactions with Management

     See "Compensation Committee Interlocks and Insider Participation" for information relating to Mr. Robinson's relationship to the Company.

     From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of, other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

Executive Compensation

     The following table shows, for the fiscal years ended June 30, 1997, 1996, and 1995, all compensation paid or accrued by Cadmus and its subsidiaries to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                           Summary Compensation Table

                                                             Annual Compensation                          Long-Term
                                               -----------------------------------------------           Compensation
                                                                                     Other         ------------------------
                                                                                     Annual        Securities     All Other
                                                                                    Compen-        Underlying      Compen-
          Name (Age) and                                                             sation         Options/       sation
        Principal Position            Year     Salary ($)(1)     Bonus ($)(2)        ($)(3)        SARs (#s)       ($)(8)
----------------------------------    -----    -------------     ------------     ------------     ----------     ---------
C. Stephenson Gillispie, Jr. (55)     FY97       $ 322,000         $      0               --         20,000        $19,347(9)
  Chairman, President and             FY96         310,000                0         $ 46,575(4)      20,000         29,185(10)
  Chief Executive Officer             FY95         297,500          160,000               --         42,200          4,500

Steven R. Isaac (49)                  FY97         305,000           50,000               --         25,000          5,520(11)
  Executive Vice President            FY96              --               --               --             --             --
  Marketing Communications            FY95              --               --               --             --             --

David G. Wilson, Jr. (56)             FY97         248,000           50,000               --         25,000         14,681(12)
  Executive Vice President            FY96              --               --               --             --             --
  Professional Communications         FY95              --               --               --             --             --

Bruce V. Thomas (40)                  FY97         198,000                0               --         15,000          4,899(13)
  Senior Vice President and           FY96         165,000                0           21,344(5)       8,000          7,952(14)
  Chief Financial Officer             FY95         156,000           82,000               --         10,800          4,500

Gregory Moyer (48)                    FY97         187,000                0               --         12,000          9,559(15)
  Vice President, Human               FY96         180,000                0          108,459(6)       8,000          8,709(16)
  Resources                           FY95         175,000           70,000          154,176(7)      30,800             --

---------------

 (1) Reflects salary before pretax contributions under the Cadmus Thrift Savings Plans. Steven R. Isaac and David G. Wilson, Jr., first became executive officers of the Company during the fiscal year ended June 30, 1997, serving respectively as Group President, Cadmus Marketing Group and Group President, Cadmus Periodicals Group until April 21, 1997, at which time they each assumed their current positions.

 (2) Reflects short-term incentive awards, if any, accrued for each of the three fiscal years ended June 30, 1997 under the Cadmus Executive Incentive Plan described in the "Report of the Compensation Committee on Executive Compensation" on pages 16-19.

 (3) For the fiscal year ended June 30, 1997, perquisites did not exceed 10% of salary and bonus for any of the named executive officers and thus no amounts are reportable as "Other Annual Compensation".

 (4) Of the total amount reported as "Other Annual Compensation" for Mr. Gillispie in fiscal year 1996, $34,875 was paid, pursuant to a change in the Cadmus vacation policy, for previously accrued vacation not taken in prior fiscal years and $11,700 was paid as an automobile allowance.

 (5) Of the total amount reported as "Other Annual Compensation" for Mr. Thomas in fiscal year 1996, $12,163 was paid, pursuant to a change in the Cadmus vacation policy, for previously accrued vacation not taken in prior fiscal years and $9,181 was paid as an automobile allowance.

 (6) Of the total amount reported as "Other Annual Compensation" for Mr. Moyer in fiscal year 1996, $93,046 was for reimbursement of costs and expenses related to the sale of his former home.

 (7) Of the total amount reported as "Other Annual Compensation" for Mr. Moyer in fiscal year 1995, $43,311 was paid for closing costs related to the purchase of his new home, $65,486 for mortgage and bridge loan payments, $40,000 for discretionary expenses and $5,379 for other relocation expenses, including temporary living and travel expenses, which other relocation expenses individually amount to less than 25% of the total amount reported.

 (8) For fiscal year 1995 amounts shown as "All Other Compensation" for the named executive officers reflect amounts contributed or matched by Cadmus or its subsidiaries under the Cadmus Thrift Savings Plans.

 (9) Reflects $16,542 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(10) Reflects $26,809 contributed or matched by Cadmus or its subsidiaries for fiscal year 1996 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(11) Reflects $4,883 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(12) Reflects $12,525 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(13) Reflects $4,347 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(14) Reflects $7,635 contributed or matched by Cadmus or its subsidiaries for fiscal year 1996 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(15) Reflects $8,774 contributed or matched by Cadmus or its subsidiaries for fiscal year 1997 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(16) Reflects $7,752 contributed or matched by Cadmus or its subsidiaries for fiscal year 1996 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

Stock Options

     The following table reflects grants of stock options made during the fiscal year ended June 30, 1997 to each of the named executive officers.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                     Potential
                                                                                                    Realizable
                                                                                                     Value at
                                                                                                  Assumed Annual
                                 Number of                                                        Rates of Stock
                                 Securities     Percentage of                                   Price Appreciation
                                 Underlying     Total Options/     Exercise                         For Option
                                  Options        SARs Granted      or Base                           Term (2)
                                  Granted        to Employees       Price       Expiration     ---------------------
            Name                  (#) (1)       in Fiscal Year      ($/SH)         Date           5%          10%
-----------------------------    ----------     --------------     --------     ----------     --------     --------
C. Stephenson Gillispie, Jr.       20,000               8%          $14.25      05/14/07       $179,233      454,215

Steven R. Isaac                    10,000               4            14.69      07/01/06         92,368      234,080
                                   15,000               6            14.25      05/14/07        134,425      340,661

David G. Wilson, Jr.               10,000               4            13.25      08/13/06         83,328      211,170
                                   15,000               6            14.25      05/14/07        134,425      340,661

Bruce V. Thomas                    15,000               6            14.25      05/14/07        134,425      340,661

Gregory Moyer                      12,000               5            14.25      05/14/07        107,540      272,529

---------------

(1) All grants were made under the Company's 1990 Long Term Incentive Stock Plan, and are exercisable approximately two to five years from the date of grant, depending upon the Common Stock's "cumulative total return" relative to the Company's peer group, as reflected in the performance graph included in the Company's proxy statements.

(2) The dollar amounts under these columns are the result of calculations at assumed annual rates of stock price appreciation set by the Securities and Exchange Commission. The dollar amounts shown are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

     The following table reflects certain information regarding the exercise of stock options during the fiscal year ended June 30, 1997, as well as information with respect to unexercised options held at such date by each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                         Number of           Value of
                                                                        Unexercised         Unexercised
                                                                        Options at        "In the Money"
                                                                          Fiscal         Options at Fiscal
                                    Number of                          Year End (#)        Year End ($)
                                 Shares Acquired        Value          Exercisable/        Exercisable/
                                 on Exercise (#)     Realized ($)      Unexercisable       Unexercisable
                                 ---------------     ------------     ---------------    -----------------
C. Stephenson Gillispie, Jr.            0                  0           107,000/82,200       681,375/25,000
Steven R. Isaac                         0                  0                 0/25,000             0/26,875
David G. Wilson, Jr.                    0                  0            30,500/39,400       213,250/41,250
Bruce V. Thomas                         0                  0            20,000/33,800       124,000/18,750
Gregory Moyer                           0                  0            20,000/30,800             0/15,000

Change-in-Control Agreements

     Cadmus has entered into agreements with Messrs. Gillispie, Isaac, Wilson, Thomas, Moyer, Phillips, Bosher, Fernstrom and six other managers that provide for severance payments and certain other benefits if their employment terminates after "a change in control" (as defined therein) of Cadmus. Payments and benefits will be paid under these agreements only if, within three years following a change in control (or such shorter period from the date of any change in control to normal retirement), the employee (i) is terminated involuntarily without "cause" (as defined therein) and not as a result of death, disability or normal retirement, or (ii) terminates his employment voluntarily for "good reason" (as defined therein). "Change in control" is defined generally to include (i) an acquisition of 20% of Cadmus' voting stock, (ii) certain changes in the composition of the Cadmus Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which Cadmus' historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of Cadmus.

     In the event of such termination following a change in control, the employee will be entitled to receive a lump sum severance payment, certain other payments and a continuation of employee welfare benefits. Severance payments under these agreements are determined by a formula that takes into account base salary, annual bonus and years of employment. Under this formula, Mr. Gillispie will be entitled to the maximum severance payment, which will be an amount equal to three times the sum of his base salary and annual bonus for the year in which termination occurs, or for the fiscal year ended June 30, 1992, whichever is higher. The total amount payable to Mr. Gillispie may not exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Gillispie and denial of a tax deduction to the payer.

Retirement Benefits

     Pension Plan. Substantially all employees of Cadmus and its participating subsidiaries who are 21 years of age or older and who are credited with at least one year of service with Cadmus or a participating subsidiary are covered by the Cadmus Pension Plan (the "Pension Plan"). The Pension Plan is a non-contributory defined benefit pension plan under which retirement benefits are generally based on periods of active participation. For the period July 1, 1979 through June 30, 1985, a participant earned a retirement benefit expressed as an annuity for life equal to 2% of his or her base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay and similar payments) for each year of service. For periods after June 30, 1985, a participant earns a retirement benefit generally equal to 1.6% of his or her base compensation each year (limited to the inflation adjusted compensation cap each year starting July 1, 1989). Under a special rule, employees who were participants on June 30, 1985 generally accrued further benefits after June 30, 1985 and before January 1, 1992 at no less than the amount of accrual for the fiscal year ended June 30, 1985. Effective for accruals after December 31, 1991, this special rule ceased to apply. Prior to July 1, 1979, several different benefit formulas applied, and employees who were participants before July 1, 1979 will retain their accrued past service benefit for service before July 1, 1979 based on the benefit formulas then in effect.

     Because retirement benefits under the Pension Plan are based on career average compensation, a table showing annual retirement benefits based upon final average compensation and years of service is inappropriate and has been omitted. Based on the benefit formula in effect on and after July 1, 1985, and on the assumption that the individuals named will continue to receive, until normal retirement age, covered compensation in the same amounts paid for the fiscal year ended June 30, 1997, the estimated annual benefits (which are not subject to any deduction for Social Security or other offset amount) payable for the named executive officers are $67,506 for Mr. Gillispie, $36,000 for Mr. Isaac, $61,248 for Mr. Wilson, $73,980 for Mr. Thomas and $49,968 for Mr. Moyer.

     Cadmus Supplemental Executive Retirement Plan. Cadmus maintains the Cadmus Supplemental Executive Retirement Plan (the "SERP") to provide supplemental retirement benefits for certain key employees of Cadmus and its participating subsidiaries who are credited with at least five years of service as group 1 employees and who are selected by the Board of Directors of Cadmus for participation in the SERP. The Board may waive all or any part of the five year service requirement. The SERP is a non-qualified unfunded plan which covers 17 active key employees of Cadmus and its participating subsidiaries. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant's final average (highest three years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant's normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for Social Security or other offset amount.

     The following table shows the estimated annual retirement benefits payable to SERP participants in the following average final compensation and years of service classifications assuming retirement at age 65. Average compensation under the SERP includes only the amounts set forth under "Salary" in the Summary Compensation Table on page 11.

                             SUPPLEMENTAL EXECUTIVE
                             RETIREMENT PLAN TABLE

                                        Years of Service
   Highest 3-Year        -----------------------------------------------
Average Compensation        5          10          15        20 and over
--------------------
      100,000            $ 7,500      15,000      22,500      $  30,000
      125,000              9,125      18,750      28,125         37,500
      150,000             11,250      22,500      33,750         45,000
      175,000             13,125      26,250      39,375         52,500
      200,000             15,000      30,000      45,000         60,000
      225,000             16,875      33,750      50,625         67,500
      250,000             18,750      37,500      56,250         75,000
      300,000             22,500      45,000      67,500         90,000
      350,000             26,250      52,500      78,750        105,000
      400,000             30,000      60,000      80,000        120,000

     Credited years of service under the SERP as of the fiscal year ended June 30, 1997 are: Mr. Gillispie -- 20; Mr. Isaac -- 1; Mr. Wilson -- 34; Mr. Thomas -- 5; and Mr. Moyer -- 2.

Report of the Compensation Committee on Executive Compensation

     The Executive Compensation and Organization Committee (the "Committee"), composed of five non-employee directors, has responsibility for all aspects of the compensation program for Cadmus executive officers. Working in collaboration with Cadmus senior management and outside consultants, the Committee administers this executive compensation program to fulfill the objectives outlined below.

     Principal Objectives. As set forth in the Company's Executive Compensation Policy and Philosophy Statement, the principal objectives of the executive compensation program are: (i) to attract and retain a highly-qualified management team; (ii) to motivate this team to achieve corporate objectives and to control and justify the costs of executive incentives; (iii) to ensure that executive compensation is integral to, and supportive of, other Cadmus management benefits, systems and processes; and (iv) to link pay with performance in a number of respects, most notably linking executive compensation and shareholder value so that increases in executive compensation are directly related to the creation of value for the Company's shareholders.

     The primary components of the Company's executive compensation program are base salaries, short-term incentive payments and long-term incentive awards, historically in the form of stock options.

     The Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation would not be permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program.

     Salaries. Salaries for Cadmus executive officers are established and administered by means of salary grades and salary ranges. All Cadmus executive officers are assigned a base salary grade which is reviewed annually. With outside consultants, senior management prepares a schedule of salary ranges by grade, which schedule also is reviewed annually. At the beginning of each fiscal year, the Committee reviews management's recommendations concerning adjustments in grade designation and base salaries for each executive officer. Based on this review, the Committee makes such salary adjustments as it deems appropriate. Base salaries are generally competitive with the market based on peer group comparisons provided by outside consultants.

     Short-term Incentive Payments. The Company utilizes an Executive Incentive Plan under which its executive officers may earn annual incentive payments based on Company performance. A formula that focuses primarily upon "return on capital employed" or "ROC" establishes at each Cadmus business unit "curves" that generate a "pool" from which the short-term incentives are paid. As ROC improves and operating profits increase, the pool grows. No pool is created, and no incentives are earned, however, until cost of capital devoted to the business is recovered and a minimum earnings threshold is achieved.

     At the beginning of each fiscal year, senior management presents for consideration and approval by the Committee the recommended short-term incentive curves for Cadmus and each Cadmus business unit. At the conclusion of the fiscal year, senior management recommends to the Committee specific short-term awards for each executive officer. Those recommendations are based, among other factors, on that executive's individual performance, as well as the performance and profitability of that executive's business unit. A portion of each executive's incentive award also is determined by the financial performance of Cadmus. The Committee then considers and approves, to the extent it believes appropriate, the incentive pools generated by the incentive curves and the incentive award recommendations of senior management. At budgeted performance levels, the Executive Incentive Plan generally should have the potential to generate awards in the range of 30-60% of base salary.

     The Plan also contains a quarterly payment feature. To the extent that budgeted performance levels are exceeded, that portion of the pool associated with such exceptional performance may be distributed on a quarterly basis to individual participants. At year end, incentive pools are adjusted for total year performance. This plan feature, new to the Plan for fiscal 1997, is designed to motivate executives and managers to not only meet but to exceed quarterly financial goals.

     Long-Term Incentive Awards. The long-term incentive component of executive compensation for Cadmus executive officers is provided under the 1984 Stock Option Plan and the 1990 Long Term Incentive Stock Plan. The 1984 Plan, under which no additional shares are available for grant, provides solely for the award of stock options and tandem SARs. The 1990 Plan, an omnibus plan, provides for awards of incentive and non-qualified stock options, SARs, restricted stock grants, performance units or shares, as well as "other stock-unit" awards. In practice, however, stock options have been the only form of awards made under the 1990 Plan to date.

     Options are exercisable no earlier than six months from date of grant, nor later than five years from date of grant, depending upon whether the Company's performance exceeds specific standards adopted by the Compensation Committee. Options generally have a ten-year term subject to early termination under certain circumstances and typically have an option exercise price equal to the market value of the Common Stock at the date of grant. Thus, the Common Stock must appreciate before an executive officer receives any benefit from an option grant.

     At the beginning of each year, determination is made as to the number of shares that the Company can reasonably issue for that year (typically 2% of outstanding shares per year). Contemporaneously senior management, working periodically with outside consultants, makes recommendations concerning awards to specific executives. These awards generally are recommended only for those relatively few executives who are in a position and have the ability to influence materially Cadmus financial performance. These recommendations are acted upon by the Committee at its August meeting. Although the Committee has no specific target equity ownership in mind for Cadmus executives, an overall guideline is that the long-term incentive potential should equal short-term incentive amounts and should be directed at creating a meaningful equity position for top management. (See "Executive Compensation -- Stock Options," page 13 for information concerning specific grants made in fiscal 1997.)

     Chief Executive Officer Compensation. Compensation for the Company's Chairman and Chief Executive Officer is established in accordance with the principles and objectives outlined above. Based upon external information and data, including a survey of chief executive officer compensation at other public manufacturing companies deemed comparable to the Company and based further on the financial performance of the Company during fiscal 1996, the Committee approved a merit increase of 4% over last year's base salary and set Mr. Gillispie's salary as Chief Executive Officer for fiscal 1997 at $322,000, slightly below the anticipated industry median for 1997.

     In determining the short-term and long-term incentive portions of Mr. Gillispie's compensation for fiscal year 1997, the Committee considered both the operating performance and the strategic progress of the Company and internal parity and pay equity issues. From an operating perspective, the following aspects of the Company's performance were considered: while the Company failed to achieve a complete recovery in its financial performance and fell short of earnings expectations, the Company further refined its organizational structure creating two business groups -- the Professional

Communications Group and the Marketing Communications Group -- that are now directly aligned with the markets and customers that they serve; the Company successfully effected a comprehensive restructuring that lowered its overall cost structure and eliminated businesses that had adversely affected financial performance; the Company completed a refinancing of its credit facilities, further reducing its borrowing costs and amending certain overly-restrictive loan covenants; and the Company secured several "preferred supplier" and similar significant agreements from major Fortune 500 companies and other major customers within the scientific, technical and medical publishing market. From a strategic perspective, the following aspects of the Company's performance were considered: the Company successfully integrated Lancaster Press, further strengthening the Company's world leadership position in the production and dissemination of scientific, technical, and medical journals; the Company successfully divested its consumer publishing division, exiting a business that was no longer strategic to the Company on attractive financial and operational terms; the Company acquired O'Keefe Marketing, Inc., bringing to the Company the advertising and creative expertise required to complete the Company's marketing-related offering and competency; and the Company continued, through its human resources, information technology, and finance groups, to develop the systems and infrastructure required to support the growth and development of the reorganized and restructured Cadmus. The Committee also considered certain internal parity and pay equity issues. The Committee specifically noted that, as a result of the financial performance of the Company and certain business units during fiscal 1997, a number of executives and mid-level managers are ineligible for, and will not be receiving short-term incentive payments.

     Based on the foregoing, the Committee approved no short-term incentive for Mr. Gillispie, but did approve a stock option grant for fiscal 1997 covering 20,000 shares for Mr. Gillispie.

               EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

                              Price H. Gwynn, III
                               Jeanne M. Liedtka
                              John D. Munford, II
            Russell M. Robinson, II (Chairman) until August 12, 1997
                                Bruce A. Walker

Performance Graph

     Securities and Exchange Commission regulations require the Company to include in its proxy statement the following Performance Graph. The Graph is intended to permit shareholders to more easily relate executive compensation to company performance based on the market price of a company's stock. The Graph shows the percentage change in the market price for the Common Stock from June 30, 1992 to June 30, 1997.

     The Graph assumes $100 invested on June 30, 1992 in the Company, the S&P 500 and a Peer Group and shows the total return on such an investment, assuming reinvestment of dividends, as of June 30, 1997. The Peer Group consists of Devon Group, Graphic Industries, Banta Corporation, Courier Corporation, Donnelly Corporation, Bowne & Co., Merrill Corporation, and the Media General Book and Magazine Publishing Index, each weighted as one-eighth of the Peer Group. The total return information for the Peer Group has been weighted by market capitalization.

                Comparison of Five-Year Cumulative Total Return
                 Among Cadmus, the S&P 500 Index and Peer Group

                                    [GRAPH]

               1992      1993       1994       1995       1996       1997
               ----     ------     ------     ------     ------     ------
Cadmus         100          97        200        269        176        180
S&P 500        100         114        115        145        183        247
Peer Group     100         140        142        179        211        274

Section 16(a) Beneficial Ownership Reporting Compliance

     Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations furnished to Cadmus, Cadmus believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 1997, except that (i) a Form 3 was filed late for Messrs. Garrett, Reitman and Wilson (ii) a Form 4 reporting two purchases was filed late by Mr. Daniels, (iii) two Forms 4 reporting a total of four purchases were filed late by Mr. Isaac, and (iv) a Form 4 reporting one purchase each was filed late by Mr. Gillispie and Mr. Garrett.

Approval of 1997 Non-Employee Director Stock Compensation Plan

     Cadmus proposes that the shareholders approve the 1997 Non-Employee Director Stock Compensation Plan (the "Director Plan"). The Board of Directors adopted the Director Plan on August 12, 1997, subject to shareholder approval. Approval of the Director Plan requires the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting.

     The following paragraphs summarize the principal features of the Director Plan. Such summary is subject, in all respects, to the terms of the Director Plan. Cadmus will provide promptly, upon request and without charge, a copy of the full text of the Director Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: Bruce V. Thomas, Senior Vice President and Chief Financial Officer, Cadmus Communications Corporation, 6620 West Broad Street, Suite 240, Richmond, Virginia 23230.

     Purposes. In 1992 shareholders approved the 1992 Non-Employee Director Stock Compensation Plan which terminated on August 15, 1997. The Board of Directors believes that the Director Plan, which is substantially the same as the 1992 Plan, will continue to benefit Cadmus by promoting a greater identity of interest between non-employee directors (each referred to as a "Participant") and its shareholders by increasing each Participant's proprietary interest in the Company through the award of options to purchase Common Stock (each referred to as an "Option") in lieu of cash payments for a portion of each Participant's annual director's fees.

     Eligibility. Each non-employee director is eligible to participate in the Director Plan. The Company currently has 11 non-employee directors. Each Participant will receive an Option on November 15 of each year (the "Grant Date") during the five-year term of the Director Plan, commencing November 15, 1998.

     Administration. The directors who are not eligible to participate will administer the Director Plan.

     Options. Options will be awarded on each Grant Date in lieu of a portion of the cash retainer and meeting fees payable to Participants and projected increases in the retainer and meeting fees. The number of shares of Common Stock covered by Options reflects assumptions regarding (i) the future increases in director's fees that would be approved but for the adoption of the Director Plan and (ii) the fair market value of the option privilege. The Director Plan assumes that the value of an option to purchase Common Stock is $3.00 per share.

     During the term of the Director Plan, each Participant will receive Options annually as follows:

                              Number of Shares
                                 Subject to
       Date of Grant               Option
---------------------------   ----------------
November 15, 1998                   1,000
November 15, 1999                   1,000
November 15, 2000                   1,000
November 15, 2001                   1,000
November 15, 2002                   1,000

              New Plan Benefits

                                      Number of
Name and Position(1)                  Options(2)
--------------------------------   ----------------
Non-Executive Director Group
(11 persons)                            11,000

---------------

(1) No executive officers of Cadmus are entitled to receive options under the Director Plan.

(2) Reflects aggregate number of options to be awarded annually each year based on the current size of the Participant group.

     Future Compensation Increases. Cadmus shall have the right, but not the obligation, to pay any additional increases in the Participants' compensation in the form of Options awarded under the Director Plan.

     Terms of Options. The exercise price per share of an Option will be the average closing sales price of the Common Stock for the twenty trading days immediately preceding the Grant Date. The price may be paid in cash or by surrendering shares of Common Stock to the Company.

     Options will first become exercisable six months after the Grant Date.

     Except as set forth below, Options will be forfeited if they are not exercisable on the date that the Participant's service on the Board of Directors terminates. Options shall become exercisable if the Participant's service on the Board of Directors terminates on account of death or disability or retirement from Board service in accordance with the Company's policies or in the event of a change in control of the Company.

     Options are nontransferable except by will or the laws of descent and distribution. During the Participant's lifetime, the Participant's Options may be exercised only by the Participant.

     A Participant will not have any rights as a shareholder with respect to shares covered by an Option until the Option is exercised.

     A total of 60,000 shares of Common Stock may be issued upon the exercise of Options granted under the Director Plan. The maximum number of shares that may be issued under the Director Plan, and the terms of outstanding Options, will be proportionately adjusted to reflect any future stock dividend, stock split, consolidation of shares or similar changes in the capitalization of the Company.

     No Options will be awarded under the Director Plan after November 15, 2002.

     Federal Income Tax Consequences. No income is recognized by a Participant on account of the grant of an Option. Income is recognized on the date that an Option is exercised. The amount of income recognized by the Participant is equal to the difference between the fair market value of the shares received upon such exercise and the Option's price. Any gain or loss that is recognized on a subsequent disposition of the shares is taxed as long-term or short-term capital gain or loss.

     The Company is entitled to claim a federal income tax deduction upon the exercise of an Option. The amount of the Company's deduction is equal to the amount of income recognized by the Participant.

     Amendments. The Board of Directors may amend or terminate the Director Plan without further action by the shareholders; provided, however, that no amendment may become effective without shareholder approval if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued pursuant to the Director Plan, (ii) materially increases the benefits accruing to Participants under the Director Plan, or (iii) materially changes the class of individuals who may become Participants. In addition, the Board of Directors may amend the Director Plan only once within a six-month period other than to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act.

Ratification of the Selection of Independent Public Accountants

     Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended June 30, 1997, and has been selected as independent public accountants for Cadmus for the fiscal year ending June 30, 1998, subject to ratification by the shareholders.

     If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Shareholder Proposals and Nominations for the 1998 Annual Meeting

     The Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 1998 Annual Meeting of Shareholders unless the proposal is received by the Secretary of Cadmus at the Company's principal place of business on or before June 4, 1998.

     The Company's Bylaws prescribe the procedures a shareholder must follow to make nominations for director candidates. Notice of shareholder nominations must be submitted in writing to the Secretary at the Company's principal place of business at least 90 days prior to the anniversary date of the previous year's annual meeting (or not later than 10 days after the record date in the case of a special meeting). The notice must contain all information specified in Section 6 of Article II of the Bylaws.

Any shareholder desiring a copy of the Cadmus Bylaws will be furnished one without charge upon written request to the Secretary.

Other Matters

     As of the date of this Proxy Statement, management of Cadmus has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

Annual Report on Form 10-K

     A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 1997 can be obtained without charge by writing to the Corporate Secretary at P.O. Box 27367, Richmond, Virginia 23261.

                                          By Order of the Board of Directors

                                          /s/ BRUCE V. THOMAS
                                          -----------------------------------
                                          Senior Vice President and
                                          Chief Financial Officer

                                 [CADMUS LOGO]

                       CADMUS COMMUNICATIONS CORPORATION
              Proxy Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints C. Stephenson Gillispie, Jr. and Bruce V. Thomas, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cadmus Communications Corporation to be held on November 12, 1997, or any adjournments thereof.

1. Election of four Class II Directors to serve until the 2000 Annual Meeting of Shareholders and one Class I Director to serve until the 1999 Annual Meeting of Shareholders.

[ ] FOR all nominees listed                [ ] WITHHOLD AUTHORITY to vote
    (except as written on the line below)      for all nominees listed below

Nominees: Frank Daniels, III, C. Stephenson Gillispie, Jr., Bruce A. Walker,
                     G. Waddy Garrett and Jerry I. Reitman

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. Approval of the 1997 Non-Employee Director Stock Compensation Plan.
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. Ratification of the designation of Arthur Andersen LLP as independent public accountants for the Corporation and its subsidiaries for the current fiscal year.
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                 (Continued, and to be signed, on reverse side)

4. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting or any adjournments thereof.

    Unless otherwise specified in the squares provided, the undersigned's vote will be cast for items 1, 2 and 3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked at any time prior to its exercise.

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                            Signature

                                                Dated: ------------------ , 1997

                                                (In signing as Attorney,
                                                Administrator, Executor,
                                                Guardian or Trustee, please add
                                                your title as such.)